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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                           October 19, 1994


                         AMERITECH CORPORATION
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State of other jurisdiction of incorporation)


    1-8612                                        36-3251481
Commission File Number                   IRS Employer ID No.


            30 South Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices)

   Registrant's telephone number, including area code: (312)750-5000

Item 7. Financial Statements and Exhibits


     Propelled by record growth in the number of cellular customers and customer access lines, Ameritech Corporation (Ameritech) revenues rose
5.9 percent in the third quarter, growing to $3.12 billion from $2.95 billion in the third quarter a year ago.

      Before one-time events in both years, income rose 15.4 percent to $419.1 million in the third quarter of 1994, compared with $363.3 million in the third quarter of 1993. Based on these results, earnings per share increased 13.4 percent to 76 cents per share in the third quarter of 1994, up from 67 cents per share in the third quarter of 1993.

     Growth in the third quarter was fueled by these developments:

o Ameritech gained a record 385,000 new cellular customers over the past 12 months, up 51 percent from a year ago, to almost 1,140,000 customers.

o The company added 638,000 customer access lines in the past 12 months, expanding its total lines by a record 3.7 percent to more than 18 million. Business lines grew 6.5 percent, while residence lines were up 2.3 percent.

o Network access minutes of use grew 8.0 percent, compared with the third quarter of 1993.

     Reported net income for the third quarter of 1994 was $250.9 million, compared with $425.0 million a year ago. Reported earnings per share were 46 cents, compared with 78 cents a year ago. Comparisons between the two quarters are affected by one-time events in both years.

     In the third quarter of 1994, Ameritech recorded an additional after-tax charge of $168.2 million or 30 cents a share for a workforce restructuring. When the restructuring plan was announced in March, Ameritech had estimated that 6,000 employees would leave under the plan. Now the company expects 10,000 employees to accept the plan, and the third-quarter charge adjusts for the additional 4,000 employees.

     In the third quarter of 1993, Ameritech recorded a one-time gain of $61.7 million, or 11 cents a share, from the sale of shares of Telecom Corporation of New Zealand.

     For the first nine months of 1994, Ameritech revenues rose 6.5 percent to $9.26 billion, up from $8.69 billion in the first nine months of 1993. Excluding one-time events, income for the first nine months of 1994 rose 14.0 to $1.24 billion from $1.09 billion a year ago. One-time events excluded in this calculation of income were the 1994 after-tax charges of $501.0 million for workforce restructuring; a 1993 charge of $37.3 million for restructuring at Telecom Corporation of New Zealand; and the 1993 after-tax gain of $61.7 million from the sale of shares of Telecom Corporation of New Zealand. Reported net income was $741.3 million in the first nine months of 1994, compared with $1,114.6 million in the first nine months of 1993.

     Before one-time events, earnings per share for the first nine months of 1994 grew 12.4 percent to $2.26 from $2.01 in the first nine months of 1993. Including one-time events, reported earnings per share were $1.35 in the first nine months of 1994, compared with $2.05 in the first nine months of 1993.

              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (Dollars in millions, except per share amounts)


                                               Three Months Ended
                                                     September 30  %
                                         1994  (1)     1993  (1) Change
                                      (Unaudited)   (Unaudited)

Revenues                               $3,121.4      $2,946.8      5.9%
Operating expenses (2)                  2,689.0       2,326.4     15.6%
Operating income                          432.4         620.4
(30.3)%
Other (income) expense, net (3)           (45.6)       (103.6)
(56.0)%
Interest expense                          117.8         117.0      0.7%
Income before income taxes                360.2         607.0
(40.7)%
Income taxes                              109.3         182.0
(39.9)%
Net income                             $  250.9      $  425.0
(41.0)%

Average common shares
   outstanding  (000)  (4)              549,893       544,934      0.9%

Earnings per common share  (4)            $0.46         $0.78
(41.0)%

Dividends declared per
   common share  (4)                      $0.48         $0.46      4.3%


(1) Income before one-time adjustments rose 15.4 percent to $419.1 million from $363.3 million in the third quarter of 1993. Earnings per share before one-time adjustments grew 13.4 percent to 76 cents, up from 67 cents in the third quarter of 1993. See notes 2 and 3 for details of one-time adjustments.

(2) 1994 results include a $270.1 million pretax charge ($168.2 million after tax or $0.30 per share) related to workforce restructuring.

(3) 1993 results include a $85.7 million pretax gain ($61.7 million after tax or $0.11 per share) related to sale of shares of Telecom Corporation of New Zealand.

(4) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.

                                              Nine Months Ended
                                                   September 30   %
                                         1994  (1)     1993  (1) Change
                                      (Unaudited)   (Unaudited)

Revenues                               $9,258.2      $8,694.1      6.5%
Operating expenses  (2)                 7,939.3       6,831.0     16.2%
Operating income                        1,318.9       1,863.1
(29.2)%
Other (income) expense, net  (3)         (114.0)       (111.7)     2.1%
Interest expense                          333.3         354.6
(6.0)%
Income before income taxes              1,099.6       1,620.2
(32.1)%
Income taxes                              358.3         505.6
(29.1)%
Net income                             $  741.3      $1,114.6
(33.5)%

Average common shares
   outstanding  (000)  (4)              548,634       543,337      1.0%

Earnings per common share  (4)            $1.35         $2.05
(34.1)%

Dividends declared per
   common share  (4)                      $1.44         $1.38      4.3%

(1) Income before one-time adjustments rose 14.0 percent to $1,242.3 million from $1,090.2 million for the nine months of 1993. Earnings per common share before one-time adjustments grew 12.4 percent to $2.26, up from $2.01 in the first nine months of 1993. See notes 2 and 3 for details of one-time adjustments.

(2) 1994 results include $800.1 million in pretax charges ($501.0 million after tax or $0.91 per share) related to workforce restructuring.

(3) 1993 results include a $42.3 million pretax charge ($37.3 million after tax or $0.07 per share) related to restructuring at Telecom Corporation of New Zealand. Also included in 1993 results was a $85.7 million pretax gain ($61.7 million after tax or $0.11 per share) related to the sale of shares of Telecom Corporation of New Zealand.

(4) All 1993 share and per share data have been restated to reflect the two-for-one stock split effective December 31, 1993.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)

                                                            Change from
                                     Sept. 30       Dec. 31    Dec. 31
                                       1994          1993       1993 E
ASSETS                                (Unaudited)

Current assets                        $ 2,742.2     $ 2,626.7   $115.5
Property, plant and equipment, net     17,083.7      17,366.1   (282.4)
Investments, primarily international    1,232.9       1,219.0     13.9
Other assets and deferred charges       2,459.7       2,215.9    243.8
Total assets                          $23,518.5     $23,427.7   $ 90.8

LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year         $ 2,036.8     $ 2,601.6  ($564.8)
Other current liabilities               3,007.1       3,083.7    (76.6)
Long-term debt                          4,490.0       4,090.4    399.6
Deferred credits and
   other long-term liabilities          5,934.2       5,807.4    126.8
Shareowners' equity                     8,050.4       7,844.6    205.8
Total liabilities and
   shareowners' equity                $23,518.5     $23,427.7   $ 90.8


                 SELECTED FINANCIAL AND OPERATING DATA
                              (Unaudited)
                         (Dollars in millions)

                                      Sept. 30       Sept. 30      %  E
                                         1994          1993      Change

Debt ratio                                44.8%         45.5%      n/aE
Customer lines (000's)                  18,054        17,416       3.7%
Employees                               65,146        68,434
(4.8)%
Telephone company employees             56,043        60,539
(7.4)%
Customer lines per telephone
   company employee                        322           288      11.8%

Return to average
   equity - annualized    Qtr.            18.4% (1)     22.2%      n/aE
                          YTD             14.3% (2)     20.0%      n/aE
Return to average total
   capital - annualized   Qtr.            12.6% (1)     14.3%      n/aE
                          YTD             10.2% (2)     13.0%      n/aE

Construction activity     Qtr.        $  448.6      $  513.6
(12.7)%
                          YTD         $1,342.8      $1,542.9
(13.0)%


(1) Adjusted for third quarter 1994 after tax workforce restructuring charge of $168.2 million.

(2) Adjusted for after tax workforce restructuring charges of $501.0 million.

                               SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 19, 1994
                                   AMERITECH CORPORATION

                                   By /s/ Bruce B. Howat
                                   Bruce B. Howat
                                   Secretary